UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 710 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

(650) 871-0761

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CBIO	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Catalyst Biosciences, Inc. (the “Company”) held on June 13, 2019 (the “Annual Meeting”), there were 9,044,948 shares represented to vote either in person or by proxy, or 75.5% of the outstanding shares, which represented a quorum. The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting were as follows:

Proposal 1: Election of Directors.

Augustine Lawlor and Eddie Williams were elected as Class I directors for a term of three years. The voting for each director was as follows:

	For	Withheld	Broker Non-Vote
Augustine Lawlor	5,528,077	597,130	2,919,741
Eddie Williams	6,098,134	27,073	2,919,741

Proposal 2: Say on Pay – A non-binding advisory vote to approve the compensation of the Company’s Named Executive Officers.

The compensation of the Company’s Named Executive Officers was approved on a non-binding, advisory basis based upon the following votes:

For	Against	Abstain	Broker Non-Vote
4,656,959	769,185	699,063	2,919,741

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm for the Company for the Current Fiscal Year.

The appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for fiscal year 2019 was ratified based upon the following votes:

For	Against	Abstain	Broker Non-Vote
8,977,727	38,321	28,900	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.
Date: June 17, 2019
/s/ Nassim Usman, Ph.D.
Nassim Usman, Ph.D.
Chief Executive Officer and President